UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 1, 2018

Date of Report (Date of earliest event reported)

BROADSOFT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34777	52-2130962
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

9737 Washingtonian Boulevard, Suite 350, Gaithersburg, Maryland 20878
(Address of principal executive offices) (Zip Code)

(301) 977-9440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On February 1, 2018, pursuant to an Agreement and Plan of Merger, dated as of October 20, 2017 (the “Merger Agreement”), by and among BroadSoft, Inc., a Delaware corporation (the “Company”), Cisco Systems, Inc., a California corporation (“Parent”), and Brooklyn Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. At the effective time of the Merger (the “Effective Time”), the Company became a wholly-owned subsidiary of Parent.

As a result of the Merger, each share of the Company’s common stock (the “Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares held (i) by stockholders of the Company who have validly exercised their dissenters’ rights under Delaware law, (ii) by the Company as treasury stock immediately prior to the Effective Time or (iii) by Parent or any direct or indirect wholly-owned subsidiary of the Company or subsidiary of Parent immediately prior to the Effective Time) was converted into the right to receive $55.00 in cash, without interest (the “Merger Consideration”)

At the Effective Time, each outstanding and unexercised vested stock option, vested restricted stock unit and vested performance stock unit granted under the Company’s stock plans, including the Company’s 1999 Stock Incentive Plan and the Company’s Amended and Restated 2009 Equity Incentive Plan (collectively, the “Company Option Plans”) terminated and was converted into the right to receive from Parent an amount of cash, without interest, equal to the number of shares subject to such equity award multiplied by the Merger Consideration (or in the case of stock options, the excess, if any, of the Merger Consideration over the exercise price of such option) (the “Cash-Out Amount”), subject to all applicable tax withholding. At the Effective Time, each outstanding and unexercised unvested stock option, unvested restricted stock unit and unvested performance stock unit granted under the Company Option Plans held by the employees and consultants of the Company or its subsidiaries as of the Effective Time was converted into and substituted for the right to receive from Parent the applicable Cash-Out Amount, payable in accordance with the original vesting schedule for such equity award (including any applicable terms relating to termination and accelerated vesting of the equity award), subject to all applicable tax withholding, provided that the unvested performance stock units will no longer be subject to performance-based vesting criteria but service-based vesting arrangements instead.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission (“SEC”) on October 23, 2017, which is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 1, 2018, in connection with the Merger, the Company entered into (i) a Supplemental Indenture (the “2011 Supplemental Indenture”) with Wells Fargo Bank, National Association (“Wells Fargo”), as trustee, with respect to the Company’s outstanding 1.50% Convertible Senior Notes due 2018 (the “2011 Notes”) issued pursuant to an Indenture, dated as of June 20, 2011 (the “2011 Original Indenture,” as supplemented by the 2011 Supplemental Indenture, the “2011 Indenture”)

and (ii) a Supplemental Indenture (the “2015 Supplemental Indenture”) with Wells Fargo, as trustee, with respect to the Company’s outstanding 1.00% Convertible Senior Notes due 2022 (the “2015 Notes” and together with the 2011 Notes, the “Notes”) issued pursuant to an Indenture, dated as of September 15, 2015 (the “2015 Original Indenture,” as supplemented by the 2015 Supplemental Indenture, the “2015 Indenture”).

The consummation of the Merger constitutes a Fundamental Change and a Make-Whole Fundamental Change (each, as defined in the 2011 Indenture and the 2015 Indenture, respectively). The effective date of each of the Fundamental Change and the Make-Whole Fundamental Change is February 1, 2018, the date of the consummation of the Merger. As a result of the Fundamental Change, each Holder (as defined in the 2011 Indenture and the 2015 Indenture, respectively) shall have the right to require the Company to repurchase its Notes or submit them for conversion and settlement as described below. In addition, as a result of the Make-Whole Fundamental Change under the 2011 Indenture, a Holder of 2011 Notes who provides Wells Fargo, as conversion agent under the 2011 Indenture, with a notice of conversion (and otherwise complies with the applicable procedures of the depositary) from, and including, the date the Company has given notice of the Fundamental Change and Make-Whole Fundamental Change up to, and including, a date specified by the Company in accordance with the terms of the 2011 Indenture (the “2011 Fundamental Change Repurchase Date”), will be deemed to have converted such Notes in connection with the Make-Whole Fundamental Change. In addition, as a result of the Make-Whole Fundamental Change under the 2015 Indenture, a Holder of 2015 Notes who provides Wells Fargo, as conversion agent under the 2015 Indenture, with a notice of conversion (and otherwise complies with the applicable procedures of the depositary) from, and including, the effective date of the Merger up to the close of business on the second business day immediately prior to a date specified by the Company in accordance with the terms of the 2015 Indenture (the “2015 Fundamental Change Repurchase Date”). Any Notes converted in connection with the applicable Make-Whole Fundamental Change will be entitled to convert such Notes at an increased conversion rate as described below. As of February 1, 2018, 2011 Notes in an aggregate principal amount of $69.1 million were outstanding and 2015 Notes in an aggregate principal amount of $201.3 million were outstanding.

Each Holder of 2011 Notes has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s 2011 Notes, or any portion thereof that is a multiple of $1,000 principal amount, on the 2011 Fundamental Change Repurchase Date, in accordance with and subject to the satisfaction by such Holder of the requirements set forth in the 2011 Indenture at a repurchase price equal to 100% of the principal amount of such 2011 Notes, plus any accrued and unpaid interest thereon, to, but excluding, the 2011 Fundamental Change Repurchase Date. Each Holder of 2015 Notes has the right, as such Holder’s option, to require the Company to repurchase for cash all of such Holder’s 2015 Notes, or any portion thereof that is a multiple of $1,000 principal amount, on the 2015 Fundamental Change Repurchase Date, in accordance with and subject by such Holder of the requirements set forth in the 2015 Indenture, at a repurchase price equal to 100% of the principal amount of such Notes, plus any accrued and unpaid interest thereon, to, but excluding, the 2015 Fundamental Change Repurchase Date.

The foregoing description of the 2011 Original Indenture, the 2011 Supplemental Indenture, the 2015 Original Indenture and the 2015 Supplemental Indenture is not complete and is qualified in its entirety by reference to the 2011 Original Indenture, filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 21, 2011, the 2011 Supplemental Indenture, attached as Exhibit 4.2 to this Current Report on Form 8-K, the 2015 Original Indenture, filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 15, 2015 and the 2015 Supplemental Indenture, attached as Exhibit 4.4 to this Current Report on Form 8-K, each of which is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on February 1, 2018, the Company notified The NASDAQ Stock Market, LLC (“NASDAQ”) that each share of Common Stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Merger Consideration and requested that NASDAQ file with the SEC an application on Form 25 to delist the Common Stock. As such, the Common Stock, which traded under the symbol “BSFT,” ceased trading on NASDAQ as of February 2, 2018. Additionally, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that such stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 2.04, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

On February 1, 2018, pursuant to the Merger Agreement, a certificate of merger was duly filed with the Secretary of State of the State of Delaware, at which time Sub merged with and into the Company with the Company as the surviving corporation. As a result of the Merger, the Company became a wholly-owned direct subsidiary of Parent.

Parent is required to pay $55.00 per share, without interest, in cash in exchange for each share of Common Stock, and the amounts described above with respect to outstanding awards under the Company Option Plans, for an aggregate total purchase price of approximately $1.9 billion net of cash, assuming fully diluted shares including conversion of debt. The transaction was funded from cash on hand.

The information set forth in the Introductory Note and Items 2.01, 2.04 and 3.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, the directors of Sub immediately prior to the Effective Time became the directors of the Company immediately following the Effective Time. In connection therewith, the following members of the Company’s board of directors resigned pursuant to the Merger Agreement immediately following the Effective Time: John D. Markley, Jr., David Bernardi, John J. Gavin, Jr., Paul J. Magelli, Douglas L. Maine, Andrew M. Geisse, Michael Tessler, Jane A. Dietze, and Eva M. Sage-Gavin. These resignations were not a result of any disagreement between the Company and any of such directors on any matter relating to the Company’s operations, policies or practices.

Pursuant to the terms of the Merger Agreement, the officers of Sub immediately prior to the Effective Time became the officers of the Company immediately following the Effective Time. In connection therewith, the following named executive officers of the Company resigned from their positions as officers of the Company pursuant to the Merger Agreement immediately following the Effective Time: Michael Tessler, President and Chief Executive Officer; James A. Tholen, Chief Financial Officer; Scott D. Hoffpauir, Chief Technology Officer; Taher G. Behbehani, Chief Marketing Officer; and Dennis D. Dourgarian, Chief Accounting Officer.

Item 5.03	Amendment to Articles of Incorporation or Bylaws.

In connection with the consummation of the Merger, pursuant to the terms of the Merger Agreement, at the Effective Time, each of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company was amended and restated in its entirety. Copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01	Other Events.

On February 2, 2018, Parent issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit Title

2.1	Agreement and Plan of Merger, dated October 20, 2017, by and among BroadSoft, Inc., Cisco Systems, Inc., and Brooklyn Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2017).

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

4.1	Indenture, dated as of June 20, 2011, by and between the Company and Wells Fargo Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2011).

4.2	Supplemental Indenture, dated as of February 1, 2018, by and between the Company and Wells Fargo Bank, N.A., as Trustee.

4.3	Indenture, dated as of September 15, 2015, by and between the Company and Wells Fargo Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2015).

4.4	Supplemental Indenture, dated as of February 1, 2018, by and between the Company and Wells Fargo Bank, N.A., as Trustee.

99.1	Press Release, dated February 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSOFT, INC.

Date: February 2, 2018	By:	/s/ Robert Salvagno
Name: Robert Salvagno
Title: President and Chief Executive Officer